UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): August 22, 2012

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

First Capital Bancorp, Inc. held its 2012 Annual Meeting of Stockholders on August 22, 2012. At the annual meeting, the Company’s stockholders: (i) elected each of the persons listed below under Proposal 1 to serve as a Class III directors of the Company for a term that will continue until the 2015 Annual Meeting; (ii) approved an amendment to increase the number of shares reserved for issuance under the First Capital Bancorp, Inc. 2010 Stock Incentive Plan; (iii) approved an amendment to the Articles of Incorporation to authorize the Board of Directors to effect a reverse stock split of common stock; (iv) approved the advisory (non-binding) vote on compensation of the executives disclosed in the Company’s 2012 Proxy Statement; and (v) ratified the appointment of Cherry Bekaert & Holland, L.L.P. as the Company’s independent registered public account firm for 2012. The voting results for each proposal are as follows:

Proposal 1: To elect three Class III directors to serve until the 2015 Annual Meeting:

Nominees:	Votes FOR	Votes WITHHELD	Broker Non-Votes
Robert G. Watts, Jr.	8,152,521	267,705	2,300,675
Debra L. Richardson	8,300,144	120,082	2,300,675
John M. Presley	8,146,796	273,430	2,300,675

Proposal 2: Approval of an amendment to increase the number of shares reserved for issuance under the First Capital Bancorp, Inc. 2010 Stock Incentive Plan:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
7,992,561	375,403	52,262	2,300,675

Proposal 3: Approval of an amendment to the Articles of Incorporation to authorize the Board of Directors to effect a reverse stock split of common stock:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
10,024,845	593,869	53,360	48,827

Proposal 4: To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Company’s 2012 Proxy Statement:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
8,119,538	49,296	51,932	2,300,675

Proposal 5: To ratify the appointment of Cherry Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for 2012:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
10,619,636	48,484	52,781	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: August 23, 2012	By:	/s/ William W. Ranson
William W. Ranson
Executive Vice President and
Chief Financial Officer